Exhibit 99.1

Contact:
Investor Relations
Luther Burbank Corporation
844-446-8201
investorrelations@lbsavings.com

LUTHER BURBANK CORPORATION
ANNOUNCES SYSTEMATIC REPURCHASE PLAN

SANTA ROSA, Calif. (Dec. 14, 2018) - Luther Burbank Corporation (the “Company”) (NASDAQ: LBC), the holding company for Luther Burbank Savings (the “Bank”), today announced it has adopted a systematic repurchase plan (the “Plan”) under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, to facilitate the repurchase of shares as part of its previously authorized stock repurchase program. The Plan enables shares to be purchased during an otherwise self-imposed blackout period between the fifteenth day of the last month of the quarter and the reporting of the Company’s financial results. The Company had approximately $15.0 million available under its outstanding repurchase authorization as of September 30, 2018.
“This repurchase plan is a demonstration of the Board’s and management’s confidence in Luther Burbank Corporation and in the ability of my successor, Simone Lagomarsino, to continue our long history of success and creation of shareholder value,” stated John G. Biggs, the Company’s outgoing chief executive officer.
The Plan is effective from December 17, 2018 until two days following the Company’s release of its 2018 year-end financial results. Repurchases are subject to SEC regulations as well as certain price, market, volume and timing constraints as defined in the Plan. There can be no assurance as to the exact number, or aggregate value, of shares of common stock that may be repurchased by the Company.

About Luther Burbank Corporation
Luther Burbank Corporation is a publicly owned company traded on the NASDAQ Capital Market under the symbol “LBC.” The Company is headquartered in Santa Rosa, California with total assets of $6.7 billion, total loans of $5.9 billion and total deposits of $4.9 billion as of September 30, 2018. It operates primarily through its wholly-owned subsidiary, Luther Burbank Savings, an FDIC insured, California-chartered bank. Luther Burbank Savings executes on its mission to improve the financial future of customers, employees and shareholders by providing personal banking and business banking services. It offers consumers a host of highly competitive depository and mortgage products coupled with personalized attention. Business customers benefit from boutique-quality service along with access to products which meet their unique financial needs from the convenience of online and mobile banking, robust cash management solutions, and high-yield liquidity management products to multifamily and commercial lending. Currently operating in California, Oregon and Washington, from nine branches in California, one branch in Washington and nine lending offices located throughout the market area, Luther Burbank Savings is an equal housing lender. For additional information, please visit lutherburbanksavings.com.
Cautionary Statements Regarding Forward-Looking Information
This communication contains a number of forward-looking statements, which involve a number of risks and uncertainties. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not a guarantee of future performance and that actual results may prove to be materially different from the results expressed or implied by the forward-looking statements due to a number of factors. Such factors include, without limitation, those listed from time to time in reports that the Company files with the Securities and Exchange Commission, including, but not limited to, the “Risk Factors” referenced in our Annual Report on Form 10-K for the year ended December 31, 2017. These forward-looking statements are made as of the date of this communication, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by law.
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